Exhibit 10.5
SECOND AMENDED AND RESTATED LOAN AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT (this “Agreement”) is made, entered into and effective as of November 9, 2023 (the “Effective Date”), by and among Blue Owl Capital Holdings LP, a Delaware limited partnership (“Lender”), Blue Owl NLT Operating Partnership LP, a Delaware limited partnership (the “Borrower”) and Blue Owl Real Estate Net Lease Trust (the “Trust”). Lender, Trust or Borrower may be individually referred to herein as a “party” or collectively as the “parties.”

RECITALS
WHEREAS, the Lender and the Borrower entered into a Loan Agreement, effective as of August 8, 2022 (the “Original Agreement”);
WHEREAS, the Lender and the Borrower entered into an Amended and Restated Loan Agreement, effective as of November 9, 2022 (the “Amended and Restated Loan Agreement”)
WHEREAS, the Borrower has borrowed an aggregate principal amount of $250,000,000.00 under this Agreement and subsequently repaid a portion of such amount, the amount outstanding from time to time (the “Existing Advance”);
WHEREAS, the Lender and the Borrower desire to amend and restate the Amended and Restated Loan Agreement to provide that (i) the Borrower may borrow up to an additional $50,000,000 (the “Additional Advance” subject to certain conditions set forth herein and (ii) the Existing Advance may not, if repaid, be subsequently re-borrowed.
AGREEMENTS
NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed as follows:
1.Loans. Subject to the terms of this Agreement and the Promissory Note issued by Borrower to Lender in the principal amount of $250,000,000.00 (the “Note”) in substantially the form attached hereto as Exhibit A, Borrower agrees to take and Lender agrees to make certain Advances (as defined below) of up to and including an aggregate principal amount of $250,000,000 (the “Loan Amount”), said loan to be evidenced by the Note. The terms and conditions of the Note are hereby expressly incorporated herein by reference and made a part hereof.

2.Notes. The obligation to repay the Loan together with interest and other charges thereon shall be evidenced by the Note.

3.Advances. Lender agrees, on the terms and subject to the conditions set forth below, for a period commencing on the Effective Date and ending on June 30, 2024 (as may be extended below) (the “Draw Period”), to make certain additional advances of up to $50,000,000.00 (an “Additional Advance, together with the Existing Advance, collectively the “Advances”) to Borrower. Either party may terminate the Draw Period upon 30 days’ notice to the other party. As used herein, the term “Disburse” or “Disbursement” shall mean the disbursement of Advances made or to be made by Lender. Lender is obligated to make Additional Advances only if (i) at the time of borrowing, the Existing Advance plus such the Additional Advance will not exceed $250,000,000.00 and (ii) the Borrower notifies the Lender such Advance is necessary to effect corporate purposes of the Borrower and the Lender, in its reasonable discretion, agrees to provide such Advance. The Existing Advance can be repaid but not redrawn. Lender agrees to make Additional Advances that once drawn cannot be redrawn at any time.

4.Payment and Balance. All payments of principal, interest and other charges under the Notes and of all amounts hereunder shall be made to Lender in immediately available funds. Borrower and Lender agree that the amount shown on Schedule A to the Note shall be prima facie evidence of the outstanding balance of the Note. The unpaid principal balance of any Advance and accrued interest thereon shall be immediately due and payable at maturity on June 30, 2024.

5.Interest.

a.Advances made under the Note shall bear interest at a rate equal to the rate of interest for loans under the Credit Agreement dated as of August 11, 2022, as amended by the First Amendment, dated as of December 29, 2022, as amended by the Second Amendment, dated as of April 18, 2023, as amended by the Third Amendment, dated as of April 19, 2023, as amended by the Fourth Amendment, dated as of August 31, 2023, and as further amended or supplemented from time to time (the “REIT Credit Agreement”), by and among the Borrower, the lenders party thereto and Keybank National Association, as agent (the “Agent”).

b.The particular interest rate for each Advance shall be set forth on Schedule A to the Note and shall be prima facie evidence of the interest rate for such Advance. The Lender shall be paid the interest monthly in arrears in, at the Lender’s election, either (i) cash paid by the Borrower, (ii) Class I units of the Borrower (using the most recently available net asset value per unit) in an amount equal to the cash value of interest payment amounts set forth on Schedule A or (iii) Class I shares of the Trust (using the most recently available net asset value per share), which will in turn have corresponding Class I units of the Borrower held by the Trust, in an amount equal to the cash value of interest payment amounts set forth on Schedule A. The Borrower agrees that any units issued to the Lender under this provision will not be subject to the one year holding requirement prior to redemption set forth in Section 8.5 of the Borrower’s amended and restated limited partnership agreement. The Trust agrees that any shares issued to the Lender under this provision will not be subject to the early repurchase deduction described in the Trust’s then-current Private Placement Memorandum and/or share repurchase plan.

6.Prepayment. Borrower may at any time prepay in whole or in part without penalty or premium the unpaid principal balance of any Advance, EXCEPT THAT, if any payment or prepayment of principal would result in additional costs or charges (break costs or otherwise) if such amounts were paid or prepaid under the REIT Credit Agreement, Borrower shall, upon demand, also pay to Lender such additional costs, charges or make-whole fees.

7.Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

8.Subordination. Anything in this Agreement to the contrary notwithstanding, the Loans shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations (as defined in the REIT Credit Agreement) of the Borrower until the Maturity Date (as defined in the REIT Credit Agreement) (Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest, fees and expenses thereon accruing after the commencement of any proceedings referred to in clause (a) below, whether or not such interest, fees or expenses are allowed claims in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”).

a.In the event of any insolvency or bankruptcy cases or proceedings, and any receivership, liquidation, reorganization or other similar cases or proceedings in connection therewith, relative to the Borrower or to its property, and in the event of any cases or proceedings for voluntary liquidation, dissolution or other winding up of the Borrower (except as expressly permitted by the REIT Credit Agreement), whether or not involving insolvency or bankruptcy, then, if an Event of Default (under and as defined in either of the REIT Credit Agreement) has occurred and is continuing after prior written notice from the Agent (acting at the direction of the Required Lenders) to the Borrower, (x) the holders of Senior Indebtedness shall be irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Hedge Obligations not then due and payable or contingent indemnification obligations) before Lender is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Agreement and (y) until the holders of Senior Indebtedness are irrevocably paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than Hedge Obligations not then due and payable or contingent indemnification obligations), any payment or distribution to which Lender would otherwise be entitled (other than debt securities of Borrower that are subordinated, to at least the same extent as this Agreement, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

b.If any Event of Default (under and as defined in either of the REIT Credit Agreement) occurs and is continuing after prior written notice from the Agent (acting at the direction of the Required Lenders) to the Borrower, then no payment or distribution of any kind or character shall be made by or on behalf of the Borrower or any other Person on its behalf with respect to this Agreement;

c.If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Agreement shall (despite these subordination provisions) be received by Lender in violation of clause (i) or (ii) above before all Senior Indebtedness shall have been irrevocably paid in full in cash (other than Hedge Obligations not then due and payable or contingent indemnification obligations), such payment or distribution shall be held in trust (segregated from other property of Lender) for the benefit of the Agent; and

d.Lender agrees to file all claims against the Borrower in any bankruptcy case or proceeding or any other case or proceeding referred to in clause (i) above in which the filing of claims is required by law or court order in respect of any Senior Indebtedness, and the Agent shall be entitled to all of Lender’s rights thereunder. If for any reason Lender fails to file such claim at least ten Business Days prior to the last date on which such claim is required to be deemed timely filed, Lender hereby irrevocably appoints Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in Lender’s name to file such claim or, in such Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, Lender hereby assigns to the Agent all of Lender’s rights to any payments or distributions to which Lender otherwise would be entitled. If the amount so paid is greater than Lender’s liability hereunder, the Agent shall pay the excess amount to the party entitled thereto. In addition, Lender hereby irrevocably appoints the Agent as its attorney in fact to exercise all of Lender’s voting rights in connection with any bankruptcy case or proceeding or any other case or proceeding referred to in clause (i) or with regard to any proposed plan of reorganization or similar dispositive restructuring plan of the Borrower.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Agreement by any act or failure to act on the part of the Borrower or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Lender and the Borrower hereby agree that the subordination of this Agreement is for the benefit of the Agent and the Lenders (as defined in the REIT Credit Agreement) and that with respect to the Agent, this Agreement constitutes a “subordination agreement” within the meaning of Section 510 of the United States Bankruptcy Code or any similar bankruptcy law. The Agent and the other Lenders (as defined in the REIT Credit Agreement) are obligees under this Agreement to the same extent as if their names were written herein as such and the respective Agent may, on behalf of itself, and the Lenders (as defined in the REIT Credit Agreement), proceed to enforce the subordination provisions herein.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between Lender and the Borrower, the obligations of the Borrower, which are absolute and unconditional, to pay to the Lender the principal of and interest on this Agreement as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of the Lender and other creditors of the Borrower other than the holders of Senior Indebtedness.

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IN WITNESS WHEREOF, each of the Borrower and Lender have caused this Agreement to be executed and delivered by its respective duly authorized officer, as of the date first shown above.

Blue Owl NLT Operating Partnership LP

By: Blue Owl Real Estate Net Lease Trust, its General Partner

By: /s/ Michael Reiter_ __
Name: Michael Reiter
Title: Chief Operating Officer and Trustee

Blue Owl Real Estate Net Lease Trust
By: /s/ Michael Reiter_ __
Name: Michael Reiter
Title: Chief Operating Officer and Trustee

Blue Owl Capital Holdings LP

By: /s/ Neena Reddy_ __
Name: Neena Reddy
Title: Authorized Signatory

[Signature Page to Credit Loan Agreement]

PROMISSORY NOTE

FOR VALUE RECEIVED, BLUE OWL NLT OPERATING PARTNERSHIP LP, a Delaware limited partnership (“Borrower”), promises to pay to the order of Blue Owl Capital Holdings LP, a Delaware limited partnership (“Lender”), at the time and in the manner set forth in that certain Second Amended and Restated Loan Agreement, dated November 9, 2023 (as the same may be further amended, modified, supplemented, extended or restated from time to time, (the “Loan Agreement”), at its principal place of business located at 399 Park Avenue, 38th Floor, New York, New York 10022, the principal sum of $250,000,000.00 (two hundred and twenty-five million dollars), or such lesser amount as may be advanced hereunder from time to time, together with interest on the unpaid principal balance hereof at the rate or rates provided for in the Loan Agreement.

This note is given for one or more advances to be made by the Lender to the Borrower to pursuant to the Loan Agreement, all of the terms and provisions of which are hereby incorporated by reference. Advances, accrued interest and payments shall be posted by the Lender and the Borrower on Schedule A hereto, which shall constitute prima facie evidence of the outstanding principal and interest on the advances. Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum set forth in the Loan Agreement.

Except as otherwise expressly provided herein, Borrower waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, without in any way affecting the liability of Borrower to this Note.

If any provision of this Note is invalid or unenforceable, the other provisions of this Note shall remain in full force and effect, and the invalidity of any provision hereof shall not affect the validity or enforceability of any other provision of this Note.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

This Note shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed as of November 9, 2023.

[Signature page to follow]

Blue Owl NLT Operating Partnership LP

By: Blue Owl Real Estate Net Lease Trust, its General Partner

By: /s/ Michael Reiter_ ___________________________
Name: Michael Reiter
Title: Chief Operating Officer and Trustee

[Signature Page to Promissory Note]

SCHEDULE A
to
Promissory Note
The Borrower, Trust and Lender shall note on this Schedule A each Advance and each repayment of principal with respect thereto, which shall be prima facie evidence of the outstanding balance of this Promissory Note.

Date	Amount of Advance	Interest Rate	Amount of Principal Paid/Number of Units/Shares	Borrower Authorization	Trust Authorization	Lender Authorization